SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                        of the Securities Exchange Act of
                            1934 (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))

                         COLUMBUS MCKINNON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its charter)

Payment of filing fee (check the appropriate box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
    (1)  Title of each class of securities to which transaction applies:
    (2)  Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is  offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197

              ----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 18, 2003
              ----------------------------------------------------


      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Columbus McKinnon Corporation, a New York corporation (the "Company"), will be held at the Company's corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 18, 2003, at 10:00 a.m., local time, for the following purposes:

      1. To elect seven Directors to hold office until the 2004 Annual Meeting and until their successors have been elected and qualified; and

      2. To take action upon and transact such other business as may be properly brought before the meeting or any adjournment or adjournments thereof.

      The Board of Directors has fixed the close of business on June 27, 2003, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting.

      It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy card in the enclosed postage-paid envelope or vote by telephone or using the internet as instructed on the enclosed proxy card. If you attend the Annual Meeting, you may vote your shares in person if you wish. We sincerely appreciate your prompt cooperation.


                                                     LOIS H. DEMLER
                                                     Corporate Secretary


Dated: July 25, 2003

                          COLUMBUS MCKINNON CORPORATION
                         140 JOHN JAMES AUDUBON PARKWAY
                          AMHERST, NEW YORK 14228-1197


                -------------------------------------------------

                                 PROXY STATEMENT
                -------------------------------------------------

      This Proxy Statement and the accompanying form of proxy are being furnished in connection with the solicitation by the Board of Directors of Columbus McKinnon Corporation, a New York corporation ("our Company", "we" or "us"), of proxies to be voted at the Annual Meeting of Shareholders to be held at our corporate offices, 140 John James Audubon Parkway, Amherst, New York, on August 18, 2003, at 10:00 a.m., local time, and at any adjournment or adjournments thereof. The close of business on June 27, 2003 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the meeting. At the close of business on June 27, 2003, we had outstanding 14,896,172 shares of our common stock, $.01 par value per share, the holders of which are entitled to one vote per share on each matter properly brought before the Annual Meeting.

      The shares represented by all valid proxies in the enclosed form will be voted if received in time for the Annual Meeting in accordance with the specifications, if any, made on the proxy card. If no specification is made, the proxies will be voted FOR the nominees for Director named in this Proxy Statement.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting will constitute a quorum. Each nominee for election as a Director requires a plurality of the votes cast in order to be elected. A plurality means that the nominees with the largest number of votes are elected as Directors up to the maximum number of Directors to be elected at the Annual Meeting. Under the law of the State of New York, our state of incorporation, only "votes cast" by the shareholders entitled to vote are determinative of the outcome of the matter subject to shareholder vote. Votes withheld will be counted in determining the existence of a quorum, but will not be counted towards such nominee's or any other nominee's achievement of plurality.

      The execution of a proxy will not affect a shareholder's right to attend the Annual Meeting and to vote in person. A shareholder who executes a proxy may revoke it at any time before it is exercised by giving written notice to the Secretary, by appearing at the Annual Meeting and so stating, or by submitting another duly executed proxy bearing a later date.

      This Proxy Statement and form of proxy is first being sent or given to shareholders on July 25, 2003.

PROPOSAL 1
                              ELECTION OF DIRECTORS

      Our Certificate of Incorporation provides that our Board of Directors shall consist of not less than three nor more than nine Directors to be elected at each annual meeting of shareholders and to serve for a term of one year or until their successors are duly elected and qualified. Currently, the Board of Directors is comprised of eight members. Mr. L. David Black, who has been a Director since 1995, has announced that he plans to retire as a Director effective as of the date of the Annual Meeting. Accordingly, Mr. Black has not been nominated for re-election as a Director and, effective as of the Annual Meeting, the Board of Directors will be reduced to seven members.

      Unless instructions to the contrary are received, it is intended that the shares represented by proxies will be voted for the election as Directors of Timothy T. Tevens, Robert L. Montgomery, Jr., Herbert P. Ladds, Jr., Carlos Pascual, Richard H. Fleming, Ernest R. Verebelyi and Wallace W. Creek, each of whom is presently a Director. Each of these nominees has been previously elected by our shareholders, except for Mr. Verebelyi and Mr. Creek who were appointed Directors by our Board of Directors in January 2003. If any of these nominees should become unavailable for election for any reason, it is intended that the shares represented by the proxies solicited herewith will be voted for such other person as the Board of Directors shall designate. The Board of Directors has no reason to believe that any of these nominees will be unable or unwilling to serve if elected to office.

      The  following   information  is  provided  concerning  the  nominees  for
Director:

      TIMOTHY T. TEVENS was elected President and a Director of our Company in January 1998 and assumed the duties of Chief Executive Officer in July 1998. From May 1991 to January 1998 he served as our Vice President - Information Services and was also elected Chief Operating Officer in October 1996. From 1980 to 1991, Mr. Tevens was employed by Ernst & Young LLP in various management consulting capacities.

      ROBERT L. MONTGOMERY, JR. joined us in 1974 and has served as our Executive Vice President and Chief Financial Officer since 1987 and as a Director of our Company since 1982. Prior to joining us, Mr. Montgomery was employed as a certified public accountant by PricewaterhouseCoopers LLP.

      HERBERT P. LADDS, JR. has been a Director of our Company since 1973 and was elected our Chairman of the Board of Directors in January 1998. Mr. Ladds served as our Chief Executive Officer from 1986 until his retirement in July 1998. Mr. Ladds was our President from 1982 until January 1998, our Executive Vice President from 1981 to 1982 and Vice President - Sales & Marketing from 1971 to 1980. Mr. Ladds is also a director of Utica Mutual Insurance Company and R.P. Adams Company, Inc.

      CARLOS PASCUAL has been a Director of our Company since 1998. Since January 2000, Mr. Pascual has been Executive Vice President and President of Developing Markets Operations for Xerox. From January 1999 to January 2000, Mr. Pascual served as Deputy Executive Officer of Xerox's Industry Solutions Operations. From August 1995 to January 1999, Mr. Pascual served as President of

Xerox Corporation's United States Customer Operations. Prior thereto, he has served in various capacities with Xerox Corporation. Mr. Pascual also serves as Chairman of the Board of Directors of Xerox de Espana S.A. (Spain).

      RICHARD H. FLEMING was appointed a Director of our Company in March 1999. In February 1999, Mr. Fleming was appointed Executive Vice President and Chief Financial Officer of USG Corporation. Prior thereto, Mr. Fleming served USG Corporation in various executive financial capacities, including Senior Vice President and Chief Financial Officer from January 1995 to February 1999 and Vice President and Chief Financial Officer from January 1994 to January 1995. Mr. Fleming also serves as a member of the Board of Directors for several non-for-profit entities including FamilyCare Services of Illinois, the Child Welfare League of America, and Chicago United. He is also a member of the Advisory Board of FM Global, a mutual insurance company.

      ERNEST R. VEREBELYI was appointed a Director of the Company in January 2003. Mr. Verebelyi retired from Terex Corporation, a global diversified equipment manufacturer, in October 2002 from his position as Group President, Terex Americas. Prior to joining Terex in 1998, he held executive general management and operating positions at General Signal Corporation, Emerson, Hussmann Corporation, and General Electric. He is also a director of The Nash Engineering Company and Chairman of its Compensation Committee.

      WALLACE W. CREEK was appointed a Director of the Company in January 2003. He was appointed Senior Vice President of Finance of Collins & Aikman, a leading manufacturer of automotive interior components, in December 2002. Prior to that, Mr. Creek was the Controller of General Motors Corporation for nearly ten years and held several executive positions in finance at GM. Mr. Creek is an Ex Officio member of the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc.


THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES.

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

      During the year ended March 31, 2003, our Board of Directors held 15 meetings. Each Director attended at least 75% of the aggregate number of meetings of our Board of Directors and meetings held by all committees of our Board of Directors on which he served.

AUDIT COMMITTEE

      Our Board of Directors has a standing Audit Committee comprised of Mr. Fleming, as Chairman, and Messrs. Black, Pascual and Creek. Each member of our Audit Committee is independent as defined in the listing standards of the National Association of Security Dealers. The duties of our Audit Committee consist of (i) appointing or replacing our independent auditors, (ii) pre-approving all auditing and permitted non-audit services provided to us by our independent auditors, (iii) reviewing with our independent auditors and our management the scope and results of our annual audited financial statements, our quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of our financial statements,
(iv) reviewing our management's assessment of the effectiveness of our internal controls, as well as our independent auditors' report on this assessment, (v) reviewing insider and affiliated party transactions and (vi) establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting or internal controls. Our Audit Committee held five meetings in fiscal 2003. A copy of the charter of our Audit Committee is annexed to this proxy statement as APPENDIX A.

COMPENSATION AND NOMINATION/SUCCESSION COMMITTEE

      Our Compensation and Nomination/Succession Committee consists of Mr. Pascual, as Chairman, and Messrs. Black and Fleming, all of whom are non-employee independent directors. This committee (i) reviews the performance of our chief executive officer and other executive officers and makes recommendations concerning their compensation, (ii) administers and makes recommendations for grants and awards to our employees under our incentive compensation programs, (iii) considers and recommends candidates for membership on our Board of Directors and (iv) reviews and makes recommendations with respect to our succession plan for all key management positions. Our Compensation and Nomination/Succession Committee does not solicit direct nominations from our shareholders, but will give due consideration to written recommendations for nominees from our shareholders for election as directors that are submitted in accordance with our by-laws. See the information contained herein under the heading "Shareholders' Proposals." Our Compensation and Nomination/Succession Committee held four meetings in fiscal 2003.

      In  March  2003,   our  Board  of  Directors   resolved  to  separate  our
Compensation  and  Nomination/Succession  Committee  into two  committees -- the
Compensation and Succession Committee and the Corporate Governance and Nomination Committee. The Compensation and Succession Committee is comprised of Mr. Pascual, as Chairman, and Messrs. Black, Fleming and Verebelyi, each of whom is a non-employee independent director. The principal functions of this Committee are to (i) review and make recommendations to our Board of Directors with respect to our compensation strategy, (ii) evaluate the performance of our executive officers in light of our compensation goals and objectives, (iii) evaluate the performance of our chief executive officer and chief financial officer and review and establish their compensation, (iv) administer and make recommendations for grants and awards to our employees under our incentive compensation programs and (v) review and make recommendations with respect to our succession plans for all key management positions and provide assurance to our Board of Directors that our process in preparing our succession plans is appropriate. A copy of the charter of our Compensation and Succession Committee is annexed to this proxy statement as APPENDIX B.

      Our Corporate Governance and Nomination Committee is responsible for (i) evaluating the composition, organization and governance of our Board of Directors and its committees, (ii) monitoring compliance with our system of corporate governance and (iii) developing criteria, investigating and making recommendations with respect to candidates for membership on our Board of Directors. This Committee is chaired by Mr. Black and also includes Messrs. Fleming, Pascual, Creek and Verebelyi. Each of these members is a non-employee independent director. A copy of the charter of our Corporate Governance and Nomination Committee is annexed to this proxy statement as APPENDIX C.

OTHER COMMITTEES

      Our Board of Directors does not have a standing executive committee, the functions of which are handled by our entire Board.

                      OUR DIRECTORS AND EXECUTIVE OFFICERS

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information regarding our Directors and executive officers:

    NAME                                  AGE    POSITION
    ----                                  ---    --------

    Herbert P. Ladds, Jr.                 70     Chairman of the Board

    Timothy T. Tevens                     47     President, Chief Executive
                                                  Officer and Director

    Robert L. Montgomery, Jr.             65     Executive Vice President, Chief
                                                  Financial Officer and Director

    L. David Black (1)(2)(3)(4)(5)        66     Director

    Carlos Pascual (1)(2)(3)(4)           57     Director

    Richard H. Fleming (1)(2)(3)(4)       56     Director

    Ernest R. Verebelyi (3)(4)            55     Director

    Wallace W. Creek (2)(4)               64     Director

    Ned T. Librock                        50     Vice President - Sales

    Karen L. Howard                       41     Vice President - Controller

    Joseph J. Owen                        42     Vice President - Strategic
                                                  Integration

    Robert H. Myers, Jr.                  60     Vice President - Human
                                                  Resources

    Lois H. Demler                        65     Corporate Secretary

    John R. Hansen (6)                    64     Treasurer
------------------
(1)  Member of our Compensation and Nomination/Succession  Committee.
(2)  Member of our Audit  Committee.
(3)  Member of our  Compensation  and  Succession Committee.
(4)  Member of our Corporate Governance and Nomination Committee.
(5) Mr. Black has announced that he is plans to retire as a Director effective as of the date of the Annual Meeting and is not seeking re-election as a Director at the Annual Meeting.
(6)  Mr. Hansen resigned as Treasurer effective April 14, 2003.

      All of our officers are elected annually at the first meeting of our Board of Directors following the Annual Meeting of Shareholders and serve at the discretion of our Board of Directors. There are no family relationships between any of our officers or Directors. Recent business experience of our Directors is set forth above under "Election of Directors." Recent business experience of our executive officers who are not also Directors is as follows:

         NED T. LIBROCK was elected a Vice President in November 1995. Mr. Librock has been employed by us since 1990 in various sales management capacities. Prior to his employment with us, Mr. Librock was employed by Dynabrade Inc., a manufacturer of power tools, as director of Sales and Marketing.

         KAREN L. HOWARD was elected our Vice President - Controller in January 1997. From June 1995 to January 1997, Ms. Howard was employed by us in various financial and accounting capacities. Previously, Ms. Howard was employed by Ernst & Young LLP as a certified public accountant.

         JOSEPH J. OWEN was appointed Vice President - Strategic Integration in August 1999. From April 1997 to August 1999, Mr. Owen was employed by us as Corporate Director - Materials Management. Prior to joining us, Mr. Owen was employed by Ernst & Young LLP in various management consulting capacities.

         ROBERT H. MYERS, JR. has been employed by us since 1959. In October of 2001, Mr. Myers was appointed Vice President - Human Resources. Prior to October 2001, Mr. Myers served for eight years as Corporate Manager of Environmental Systems. Prior to that, Mr. Myers served as Human Resources Director of our CM Hoist Division.

         LOIS H. DEMLER has been employed by us since 1963. Ms. Demler has been our Corporate Secretary since 1987.

         JOHN R. HANSEN resigned as our Treasurer effective April 14, 2003 in anticipation of his planned retirement in June 2003. He had been employed by us since 1976. In May of 2001, Mr. Hansen was appointed Treasurer. Prior to May of 2001, Mr. Hansen served in various capacities, including Manager - Pension and Benefit Plans and Director - Employee Benefits.

                       COMPENSATION OF EXECUTIVE OFFICERS


      The following table sets forth the cash compensation as well as certain other compensation paid during the fiscal years ended March 31, 2001, 2002 and 2003 for our Chief Executive Officer and our other four most highly compensated executive officers. The amounts shown include compensation for services in all compensation capacities.

                                                       ANNUAL COMPENSATION                       LONG-TERM COMPENSATION AWARDS
                                              -------------------------------------        -----------------------------------------
                                                                                                      SECURITIES
                                                                                        RESTRICTED    UNDERLYING
                                  FISCAL                             OTHER ANNUAL          STOCK       OPTIONS/       ALL OTHER
    NAME AND PRINCIPAL POSITION    YEAR      SALARY      BONUS       COMPENSATION        AWARDS(1)      SARS(2)    COMPENSATION(3)
    ---------------------------   ------    --------    -------      ------------        ---------     --------    ---------------


    Timothy T. Tevens,             2003     $492,827    $66,620       $        -                -             -            $5,958
      President and Chief          2002      462,548          -                -                -        60,000             9,129
      Executive Officer            2001      450,000     67,500                -                -             -             8,412

    Robert L. Montgomery, Jr.,     2003      410,462     39,555                -                -             -             5,958
      Executive Vice President     2002      385,457          -                -                -             -            10,953
      and Chief Financial Officer  2001      375,000     56,250                -                -             -            11,117

    Ned T. Librock,                2003      230,577     31,015         23,874(4)               -             -             5,958
      Vice President - Sales       2002      215,385          -         69,373(4)               -        45,000            10,796
                                   2001      210,000     31,500         24,867(5)               -             -            12,220

    Karen L. Howard,               2003      196,135     18,796                -                -             -             5,958
      Vice President -             2002      182,635          -                -                -        45,000            10,060
      Controller                   2001      167,000     25,050         68,056(6)               -             -            10,975

    Joseph J. Owen,                2003      193,894     26,062         37,640(7)               -             -             5,958
      Vice President -             2002      180,673          -                -                -        45,000             9,010
      Strategic Integration        2001      165,000     21,450                -                -             -             8,435

------------------------------------------------------------------------------------------------------------------------------------

(1) Mr. Tevens was granted 2,488 shares of restricted common stock on June 10, 1999, which had a value on such date of $61,900, and a value on March 31, 2003 of $4,006. Mr. Montgomery was granted 2,417 shares of restricted common stock on June 10, 1999, which had a value on such date of $60,100, and a value as of March 31, 2003 of $3,891. Mr. Librock was granted 1,386 shares of restricted common stock on June 10, 1999, which had a value on such date of $34,500 and a value as of March 31, 2003 of $2,231. Ms. Howard was granted 1,031 shares of restricted common stock on June 10, 1999, which had a value on such date of $25,650; and 8,500 shares of restricted common stock on August 17, 1998, which had a value on such date of $196,563. As of March 31, 2003, the number of restricted shares of common stock held by Ms. Howard was 9,531 and the value of such restricted shares was $15,345. Mr. Owen was granted 1,016 shares of restricted common stock on June 10, 1999, which had a value on such date of $25,300 and 5,000 shares of restricted common stock on April 14, 1997, which had a value on such date of $95,000. The restrictions on 5,000 of Mr. Owen's restricted shares of common stock lapsed on April 12, 2002, on which date such shares had a value of $67,500. As of March 31, 2003, the number of restricted shares of common stock held by Mr. Owen was 1,016, and the value of such restricted shares was $1,636. We do not pay dividends on our outstanding shares of restricted common stock. In the event we declare any dividends on our common stock in the future, we would provide additional compensation to holders of our restricted common stock in lieu of such dividends.

(2) Consists of (i) options granted in fiscal 2002 to Messrs. Tevens, and Librock, Ms. Howard and Mr. Owen pursuant to our Incentive Stock Option Plan in the amounts of 38,620, 40,500, 40,500 and 40,500 shares, respectively and (ii) options granted in fiscal 2002 to Messrs. Tevens and Librock, Ms. Howard and Mr. Owen pursuant to our Non-Qualified Stock Option Plan in the amounts of 21,380, 4,500, 4,500 and 4,500 shares, respectively.

(3) Consists of: (i) the value of shares of common stock allocated in fiscal 2003 under our Employee Stock Ownership Plan, or ESOP, to accounts for Messrs. Tevens, Montgomery, Librock, Ms. Howard and Mr. Owen in the amount of $347 each, (ii) premiums for group term life insurance policies insuring the lives of Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen in the amount of $111 each and (iii) our matching contributions under our 401(k) plan for Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen in the amount of $5,500 each.

(4) Represents tax reimbursement payments we made to Mr. Librock in fiscal 2003 and 2002 to offset the income tax effects of the expiration of the restrictions on 11,900 shares of restricted common stock granted to him in fiscal 1997 and released in fiscal 2002.

(5) Represents tax reimbursement payments we made to Mr. Librock in fiscal 2001 to offset the income tax effects of the expiration of the restrictions on 5,100 shares of restricted common stock granted to him in fiscal 1995 and released in fiscal 2000.

(6) Represents tax reimbursement payments we made to Ms. Howard in fiscal 2001 to offset the income tax effects of the expiration of the restrictions on 8,500 shares of restricted common stock granted to her in fiscal 1996 and released in fiscal 2000.

(7) Represents tax reimbursement payments we made to Mr. Owen in fiscal 2003 to offset the income tax effects of the expiration of the restrictions on 5,000 shares of restricted common stock granted to him in fiscal 1998 and released in fiscal 2003. See footnote (1) above.


EMPLOYEE PLANS

     EMPLOYEE STOCK OWNERSHIP PLAN. We maintain our ESOP for the benefit of substantially all of our domestic non-union employees. The ESOP is intended to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code of 1986, as amended and an eligible individual account plan within the meaning of Section 407(d)(3) of the Internal Revenue Code. From 1988 through 1998, the ESOP has purchased from us 1,373,549 shares of common stock for the aggregate sum of approximately $10.5 million. The proceeds of certain institutional loans were used to fund such purchases. The ESOP's loans are secured by our common stock which is held by the ESOP and such loans are guaranteed by us. The ESOP acquired 479,900 shares of our common stock in October 1998 for the aggregate sum of approximately $7.7 million. The proceeds of a loan we made to the ESOP were used to fund the purchase.

     On a quarterly basis, we make a contribution to the ESOP in an amount determined by our Board of Directors. In fiscal 2003, our cash contribution was approximately $1.2 million. The ESOP's trustees use the entire contribution to make payments of principal and interest on the ESOP's loans.

     Common stock not allocated to ESOP participants is recorded in an ESOP suspense account and is held as collateral for repayment of the ESOP's loans. As payments of principal and interest are received by the lenders, these shares are released from the ESOP suspense account annually and are then allocated to the ESOP participants in the same proportion as a participant's compensation for such year bears to the total compensation of all participants.

     An ESOP participant becomes fully vested in all amounts allocated to him or her after five years of service. The shares of our common stock held by the participants in the ESOP are voted by the participants in the same manner as any other share of our common stock.

     In general, common stock allocated to a participant's account is distributed upon his or her termination of employment, normal retirement at age 65 or death. The distribution is made in whole shares of common stock with a cash payment in lieu of any fractional shares.

     Messrs. Montgomery, Myers, Harvey and Ms. Howard serve as trustees of the ESOP. As of March 31, 2003, the ESOP owned 1,298,172 shares of our common stock. Common stock allocated pursuant to the ESOP to Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen as of March 31, 2003 is 4,637 shares, 14,877 shares, 4,721 shares, 1,668 shares and 1,016 shares, respectively.

     PENSION PLAN. We have a non-contributory, defined benefit Pension Plan which provides certain of our employees with retirement benefits. As defined in the Pension Plan, a participant's annual pension benefit at age 65 is equal to the product of (i) 1% of the participant's final average earnings, as calculated by the terms of the Pension Plan, plus 0.5% of that part, if any, of final average earnings in excess of such participant's "social security covered compensation," as such term is defined in the Pension Plan, multiplied by (ii) such participant's years of credited service, limited to 35 years. Plan benefits are not subject to reduction for social security benefits.

     The following table illustrates the estimated annual benefits upon retirement under our Pension Plan if the plan remains in effect and assuming that an eligible employee retires at age 65. However, because of changes in tax laws or future adjustments to the provisions of our Pension Plan, actual pension benefits could differ significantly from the amounts set forth in the table.



                                                      YEARS OF SERVICE
                     ------------------------------------------------------------------------------------
    FINAL
   AVERAGE
   EARNINGS                 15               20                25               30              35
   --------                 --               --                --               --              --

    125,000               22,286           29,714            37,143           44,572          52,000
    150,000               27,911           37,214            46,518           55,822          65,125
    175,000               33,536           44,714            55,893           67,072          78,250
    200,000               39,161           52,214            65,268           78,322          91,375
    250,000               39,161           52,214            65,268           78,322          91,375
    300,000               39,161           52,214            65,268           78,322          91,375
    350,000               39,161           52,214            65,268           78,322          91,375
    400,000               39,161           52,214            65,268           78,322          91,375
    450,000               39,161           52,214            65,268           78,322          91,375
    500,000               39,161           52,214            65,268           78,322          91,375


     A portion of the annual  benefit for plan  participants  is  determined  by their final average earnings in excess of "social security covered compensation," as such term is defined in our Pension Plan. Since this amount can vary depending on the eligible employee's year of birth, all pension amounts shown above have been calculated using Mr. Tevens' year of birth and his social security covered compensation of $77,856. Our Pension Plan excludes final average earnings in excess of $200,000.

     If Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen remain our employees until they reach age 65, the years of credited service under the Pension Plan for each of them would be 29, 16, 27, 31 and 28, respectively.

     NON-QUALIFIED STOCK OPTION PLAN. In October 1995, we adopted our Non-Qualified Stock Option Plan and reserved, subject to certain adjustments, an aggregate of 250,000 shares of our common stock for issuance thereunder. Under the terms of our Non-Qualified Plan, options may be granted by our Compensation and Succession Committee to our officers and other key employees as well as to non-employee directors and advisors. In fiscal 2003, we did not grant any options to purchase shares of our common stock under our Non-Qualified Plan.

     INCENTIVE STOCK OPTION PLAN. Our Incentive Stock Option Plan which was adopted in October 1995 and amended in 2002, authorizes our Compensation and Succession Committee to grant to our officers and other key employees of stock options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Our Incentive Plan reserved, subject to certain adjustments, an aggregate of 1,750,000 shares of common stock to be issued thereunder. Options granted under the Incentive Plan become exercisable over a four-year period at the rate of 25% per year commencing one year from the date of grant at an exercise price of not less than 100% of the fair market value of our common stock on the date of grant. Any option granted thereunder may be exercised not earlier than one year and not later than ten years from the date the option is granted. In the event of certain extraordinary transactions, including a change in control, the vesting of such options would automatically accelerate. In fiscal 2003, we did not grant any options to purchase shares of our common stock under the Incentive Plan.

     RESTRICTED STOCK PLAN. Our Restricted Stock Plan which was adopted in October 1995 and amended in 2002, reserves, subject to certain adjustments, an aggregate of 150,000 shares of our common stock to be issued upon the grant of restricted stock awards thereunder. Under the terms of the Restricted Stock
Plan, our Compensation and Succession Committee may grant to our employees restricted stock awards to purchase shares of common stock at a purchase price of not less than $.01 per share. Shares of common stock issued under the Restricted Stock Plan are subject to certain transfer restrictions and, subject to certain exceptions, must be forfeited if the grantee's employment with us is terminated at any time prior to the date the transfer restrictions have lapsed. Grantees who remain continuously employed with us become vested in their shares five years after the date of the grant, or earlier upon death, disability, retirement or other special circumstances. The restrictions on any such stock awards automatically lapse in the event of certain extraordinary transactions, including a change in our control. In fiscal 2003, we awarded 1,000 shares of common stock under the Restricted Stock Plan.

     CORPORATE INCENTIVE PLAN. In July 2001, we adopted our Incentive Plan and our Incentive Plan Addendum to replace our previous plan. Most of our employees are eligible to participate in the Incentive Plan. Under the Incentive Plan, for each fiscal year, each participant is assigned a participation percentage by our management. The actual bonus to be paid to a participant will be equal to his participation percentage times his base compensation, multiplied by a factor, which is the annual budgeted target percentage determined by the Board of Directors plus or minus two times the percentage difference between our actual pretax income and budgeted pretax income for the applicable quarter or year. The bonus is computed and paid quarterly at 75% of the calculated amount for each of the first three quarters. In fiscal 2003, bonuses paid under the Incentive Plan to Messrs. Tevens, Montgomery and Librock, Ms. Howard and Mr. Owen were $47,471, $39,555, $22,098, $18,796 and $18,582, respectively.

     Under the terms of our Incentive Plan Addendum, certain of the our executive officers and operating group leaders were eligible to receive an additional bonus equal to one percent per $1 million of the excess of our actual debt repayment in fiscal 2002 compared to a targeted debt repayment set by our Board of Directors.

     In fiscal 2003, bonuses paid under the Incentive Plan Addendum to Messrs. Tevens, Librock and Owen were $19,149, $8,917 and $7,480, respectively. Mr. Montgomery and Ms. Howard were entitled to receive bonuses under the Incentive Plan Addendum in fiscal 2003 of $15,958 and $7,561, respectively, but declined to accept such bonuses.

     401(K) PLAN. We maintain a 401(k) retirement savings plan which covers all of our non-union employees in the U.S., including our executive officers, who have completed at least 90 days of service. Eligible participants may contribute up to 30% of their annual compensation (9% for highly compensated employees), subject to an annual limitation as adjusted by the provisions of the Internal Revenue Code. Employee contributions are matched by us in an amount equal to 50% of the employee's salary reduction contributions, as such term is defined in the 401(k) Plan. Our matching contributions are limited to 3% of the employee's base pay and vest at the rate of 20% per year.

CHANGE IN CONTROL AGREEMENTS

     We have entered into change in control agreements with Messrs. Tevens and Librock, Ms. Howard, Mr. Owen and certain other of our officers and employees. The change in control agreements provide for an initial term of one year, which, absent delivery of notice of termination, is automatically renewed annually for an additional one year term. Generally, each of the named officers is entitled to receive, upon termination of employment within 36 months of a change in control of our Company (unless such termination is because of death, disability, for cause or by an officer or employee other than for "good reason," as defined in the change in control agreements), (i) a lump sum severance payment equal to three times the sum of (A) his or her annual salary and (B) the greater of (1) the annual target bonus under the Incentive Plan in effect on the date of termination and (2) the annual target bonus under the Incentive Plan in effect immediately prior to the change in control of our Company, (ii) continued coverage for 36 months under our medical and life insurance plans, (iii) at the option of the executive or employee, either three additional years of deemed participation in our tax-qualified retirement plans or a lump sum payment equal to the actuarial equivalent of the pension payment which he or she would have accrued under our tax-qualified retirement plans had he or she continued to be employed by us for three additional years and (iv) certain other specified payments. Aggregate "payments in the nature of compensation" (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under the change in control agreements include (i) the acquisition of 20% or more of our outstanding common stock by certain persons, (ii) certain changes in the membership of the our Board of Directors, (iii) certain mergers or consolidations, (iv) certain sales or transfers of substantially all of our assets and (v) the approval by our shareholders of a plan of dissolution or liquidation.

CONSULTING AGREEMENT

     In October 2001, we entered into a consulting agreement with Herbert P. Ladds, Jr., our Chairman of the Board. Under the terms of this consulting agreement, Mr. Ladds was available to us up to approximately 40 hours per month to advise us on such matters as may have been requested by our Board of

Directors or Chief Executive Officer. As compensation for his services, Mr. Ladds was paid a monthly fee of $23,750. In the event Mr. Ladds provided more than 40 hours of services in any month, he would receive an additional payment for such month in an amount of $200 per hour for each such hour in excess of 40. We also reimbursed Mr. Ladds for all reasonable out-of-pocket expenses incurred by him in rendering services pursuant to the consulting agreement. The consulting agreement was terminated in January 2003.

OPTIONS GRANTED IN LAST FISCAL YEAR

      No stock options were granted to our executives in fiscal 2003.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth  information with respect to our executives
named  above   concerning  the  exercise  of  options  during  fiscal  2003  and unexercised options held at the end of fiscal 2003.

                                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                                              OPTIONS AT FISCAL YEAR END        AT FISCAL YEAR END (1)
                                    SHARES                    ---------------------------     ---------------------------
            NAME AND               ACQUIRED       VALUE
       PRINCIPAL POSITION         ON EXERCISE    REALIZED     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
       ------------------         -----------    --------     -----------   -------------     -----------   -------------

  Timothy T. Tevens,
    President and Chief
    Executive Officer              $       -      $    -         119,000          45,000       $       -     $         -

  Robert L. Montgomery, Jr.,
    Executive Vice President
    and Chief Financial                    -           -               -               -               -               -
    Officer

  Ned T. Librock,                          -           -          97,250          33,750               -               -
    Vice President - Sales

  Karen L. Howard,
    Vice President -                       -           -          97,250          33,750               -               -
    Controller

  Joseph J. Owen,
    Vice President -
    Strategic Integration                  -           -          30,250          33,750               -               -
-----------------------

(1) Represents the difference between $1.61, the closing market value of our common stock as of March 31, 2003 and the exercise prices of such options which are exercisable at an exercise price less than $1.61, of which there were none.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of March 31, 2003, including the Non-Qualified Plan and the Incentive Plan.

                                                                                             NUMBER OF SECURITIES
                                                                                             REMAINING FOR FUTURE
                                 NUMBER OF SECURITIES TO BE        WEIGHTED AVERAGE          ISSUANCE UNDER EQUITY
                                   ISSUED UPON EXERCISE OF        EXERCISE PRICE OF           COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,         OUTSTANDING OPTIONS,        (EXCLUDING SECURITIES
         PLAN CATEGORY               WARRANTS AND RIGHTS         WARRANTS AND RIGHTS       REFLECTED IN COLUMN (A))
         -------------               -------------------         -------------------       ------------------------
Equity compensation plans                 1,311,750                     $14.05                      670,750
approved by security holders

Equity compensation plans not                     -                          -                            -
approved by security holders

      Total......................         1,311,750                     $14.05                      670,750


                           COMPENSATION AND SUCCESSION
                   COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Compensation for our executive officers is administered by the Compensation and Succession Committee, which currently consists of four independent (non-employee) Directors. Our Board of Directors has delegated to the Compensation and Succession Committee responsibility for establishing, administrating and approving the compensation arrangements of the Chief Executive Officer and other executive officers.

     The following objectives, established by our Compensation and Succession Committee, are the basis for the Company's executive compensation program:

     o providing a comprehensive program with components including base salary, performance incentives, and benefits that support and align with our goal of providing superior value to customers and shareholders;

     o ensuring that we are competitive and can attract and retain qualified and experienced executive officers and other key personnel; and

     o appropriately motivating our executive officers and other key personnel to seek to attain short, intermediate and long-term corporate and divisional performance goals and to manage our Company to achieve sustained long term growth.

     The Compensation and Succession Committee reviews compensation policy and specific levels of compensation paid to our Chief Executive Officer and other executive officers and makes recommendations to our Board of Directors regarding executive compensation, policies and programs.

     The Compensation and Succession Committee is assisted in these efforts, when required, by an independent outside consultant and by our internal staff, who provide the Compensation and Succession Committee with relevant information and recommendations regarding compensation policies and specific compensation matters.

ANNUAL COMPENSATION PROGRAMS

     Our executives' base salaries are compared to manufacturing companies included in a periodic management survey completed by outside compensation consultants and all data have been regressed to revenues equivalent to our revenues. This survey is used because it reflects companies with similar revenue and in the same industry sectors as us. The Compensation and Succession Committee believes salaries should be targeted toward the median of the surveyed salaries reported, depending upon the relative experience and individual performance of the executive.

     Salary adjustments are determined by four factors: (i) an assessment of the individual executive officer's performance and merit, (ii) our goal of achieving market parity with salaries of comparable executives in the competitive market,
(iii) the occurrence of any promotion or other increases in responsibility of the executive and (iv) the general economic environment in which we are operating. In assessing market parity, we target groups of companies surveyed and referred to above.

     Each executive officer's corporate position is assigned a title classification reflecting evaluation of the position's overall contribution to our corporate goals and the value the labor market places on the associated job skills. A range of appropriate salaries is then assigned to that title classification. Each April, the salary ranges may be adjusted to reflect market conditions, including changes in comparison companies, inflation, and supply and demand in the market. The midpoint of the salary range corresponds to a "market rate" salary which the Compensation and Succession Committee believes is appropriate for an experienced executive who is performing satisfactorily, with salaries in excess of the salary range midpoint appropriate for executives whose performance is superior or outstanding.

     The Compensation and Succession Committee has recommended that any progression or regression within the salary range for an executive officer will depend upon a formal annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each of our segments that such executive officer oversees as well as his contributions to our overall direction. The long-term growth in shareholder value is an important factor. The results of executive officers' performance evaluations will form a part of the basis of the Compensation and Succession Committee's decision to approve, at its discretion, future adjustments in base salaries of our executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Compensation decisions affecting our Chief Executive Officer were based on quantitative and qualitative factors. These factors were accumulated by an external compensation consulting firm and included comparisons of our fiscal 2003 financial statistics to peer companies, strategic achievements such as acquisitions and their integration, comparisons of the base salary level to the median for comparable companies in published compensation surveys and assessments prepared internally by other members of our executive management. In fiscal 2003, Mr. Tevens received a bonus in the amount of $66,620. Based upon the performance of Mr. Tevens and our results for fiscal 2003, the Compensation and Succession Committee determined that the base salary of Mr. Tevens should remain the same for fiscal 2004. However, as a cost savings measure, Mr. Tevens voluntarily requested that his base salary be decreased to $472,500 for fiscal 2004, a decrease of approximately 5%.

SECTION 162(M) OF INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to a company's chief executive officer and any one of the four other most highly paid executive officers during its taxable year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based upon the compensation paid to the Company's executive officers in fiscal 2003, it does not appear that the Section 162(m) limitation will have a significant impact on us in the near term. However, the Compensation and Succession Committee plans to review this matter periodically.

                                            Carlos Pascual, Chairman
                                            L. David Black
                                            Richard H. Fleming
                                            Ernest R. Verebelyi

                         REPORT OF THE AUDIT COMMITTEE


REVIEW OF OUR AUDITED FINANCIAL STATEMENTS

     The Audit Committee has reviewed and discussed our audited financial statements for the year ended March 31, 2003 with our management. The Audit
Committee has also discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees."

     The Audit Committee has also received and reviewed the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees," and has discussed the independence of Ernst & Young LLP with that firm.

     Based on the review and the discussions noted above, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

ERNST & YOUNG LLP INFORMATION

      Fees related to services performed on our behalf by Ernst & Young LLP for the year ended March 31, 2003 are as follows:

                                                                ($ IN THOUSANDS)

      Audit Fees...                                                    $   434

      Financial Information Systems Implementation and Design......          -

      All Other Fees
          a.  Audit related fees, including benefit plan audits....         77
          b.  Tax services.........................................      1,091
          c.  Other Matters........................................         13
                                                                        ------

      Total........................................................     $1,615
                                                                        ======

     The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining Ernst & Young LLP's independence and has concluded that it is.


                                            Richard H. Fleming, Chairman
                                            L. David Black
                                            Carlos Pascual
                                            Wallace W. Creek

                                PERFORMANCE GRAPH

     The Performance Graph shown below compares the cumulative total shareholder return on our common stock based on its market price, with the total return of the S&P MidCap 400 Index and the Dow Jones Industrial - Diversified Index. The comparison of total return assumes that a fixed investment of $100 was invested on April 1, 1998 in our common stock and in each of the foregoing indices and further assumes the reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

[ILLUSTRATION OF PERFORMANCE GRAPH]



                                             1998  1999  2000  2001  2002  2003
                                             ----  ----  ----  ----  ----  ----

Columbus McKinnon Corporation..............   100    74    49    30    50    6
S&P Midcap 400 Index.......................   100   100   139   129   153  117
Dow Jones Industrial - Diversified Index...   100   115   151   131   123   87


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation and Succession Committee is composed of Carlos Pascual, Richard H. Fleming, L. David Black and Ernest R. Verebelyi, each an outside Director. None of the members of the Compensation and Succession Committee was, during fiscal 2003 or prior thereto, an officer or employee of our Company or any of our subsidiaries.


                            COMPENSATION OF DIRECTORS

     We pay an annual retainer of $100,000 to our Chairman of the Board and an annual retainer of $18,000 to each of our other outside directors. Directors who are also our employees do not receive an annual retainer. Committee chairmen each receive an additional annual retainer of $3,000. In addition, each of our non-employee directors (other than our Chairman of the Board) also receives a fee of $1,500 for each Board of Directors and committee meeting attended and is reimbursed for any reasonable expenses incurred in attending such meetings.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission and NASDAQ initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Our officers, Directors and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

     To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended March 31, 2003 all Section 16(a) filing requirements applicable to our officers, Directors and greater than 10% beneficial owners were complied with.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as of May 31, 2003 regarding the beneficial ownership of our Common Stock by (i) each person who is known by us to own beneficially more than 5% of our common stock; (ii) by each Director; (iii) by each of our five most highly compensated executive officers and (iv) by all of our executive officers and Directors as a group.


                                                     NUMBER OF       PERCENTAGE
DIRECTORS, OFFICERS AND 5% SHAREHOLDERS              SHARES (1)       OF CLASS
---------------------------------------              ----------       --------

Herbert P. Ladds, Jr. (2)(3)                            914,610            5.99
Timothy T. Tevens (2)(4)                                158,913            1.04
Robert L. Montgomery, Jr. (2)(5)                      1,152,622            7.55
L. David Black (2)                                        1,700               *
Carlos Pascual (2)                                        1,500               *
Richard H. Fleming (2)                                    1,504               *
Ernest R. Verebelyi (2)                                   1,000
Wallace W. Creek (2)                                      6,500
Ned T. Librock (2)(6)                                   121,513               *
Karen L. Howard (2)(7)                                  120,714               *
Joseph J. Owen (2)(8)                                    41,598               *
All Directors and Executive Officers as a
    Group (13 persons) (9)                            2,573,818           16.86
Columbus McKinnon Corporation Employee Stock
    Ownership Plan (2)                                1,298,172            8.50
Capital Group International, Inc. (10)                2,007,350           13.15
Dimensional Fund Advisors Inc. (11)                   1,011,587            6.62
Keane Capital Management, Inc. (12)                     852,275            5.58
-------
   *     Less than 1%.


(1) Rounded to the nearest whole share. Unless otherwise indicated in the footnotes, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder, except to the extent that authority is shared by spouses under applicable law.

(2) The business address of each of the executive officers and directors is 140 John James Audubon Parkway, Amherst, New York 14228-1197.

(3) Includes (i) 731,355 shares of common stock owned directly, (ii) 163,705 shares of common stock owned directly by Mr. Ladds' spouse, and (iii) 19,550 shares of common stock held by Mr. Ladds' spouse as trustee for the grandchildren of Mr. Ladds.

(4) Includes (i) 28,226 shares of common stock owned directly, (ii) 7,000 shares of common stock owned directly by Mr. Tevens' spouse, (iii) 50 shares of common stock owned by Mr. Tevens' son, (iv) 4,637 shares of common stock allocated to Mr. Tevens' ESOP account, (v) 83,465 shares of common stock issuable under options granted to Mr. Tevens under the Incentive Plan which are exercisable within 60 days and (vi) 35,535 shares of common stock issuable under options granted to Mr. Tevens under the Non-Qualified Plan which are exercisable within 60 days. Excludes 28,965 shares of common stock issuable under options granted to Mr. Tevens under the Incentive Plan and 16,035 shares of common stock issuable under options granted to Mr. Tevens under the Non-Qualified Plan which are not exercisable within 60 days.

(5) Includes (i) 1,052,745 shares of common stock owned directly, (ii) 85,000 shares of common stock owned directly by Mr. Montgomery's spouse and (iii) 14,877 shares of common stock allocated to Mr. Montgomery's ESOP account. Excludes 1,283,295 additional shares of common stock owned by the ESOP for which Mr. Montgomery serves as one of four trustees and for which he disclaims any beneficial ownership.

(6) Includes (i) 19,390 shares of common stock owned directly, (ii) 152 shares of common stock owned by Mr. Librock's son, (iii) 4,721 shares of common stock allocated to Mr. Librock's ESOP account, (iv) 82,470 shares of common stock issuable under options granted to Mr. Librock under the Incentive Plan which are exercisable within 60 days and (v) 14,780 shares of common stock issuable under options granted to Mr. Librock under the Non-Qualified Plan which are exercisable within 60 days. Excludes 30,375 shares of common stock issuable under options granted to Mr. Librock under the Incentive Plan and 3,375 shares of common stock issuable under options granted to Mr. Librock under the Non-Qualified Plan which are not exercisable within 60 days.

(7) Includes (i) 21,796 shares of common stock owned directly, (ii) 1,668 shares allocated to Ms. Howard's ESOP account, (iii) 82,470 shares of common stock issuable under options granted to Ms. Howard under the Incentive Plan which are exercisable within 60 days and (iv) 14,780 shares of common stock issuable under options granted to Ms. Howard under the Non-Qualified Plan which are exercisable within 60 days. Excludes (i) 1,296,504 additional shares of common stock owned by the ESOP for which Ms. Howard serves as one of four trustees and for which she disclaims any beneficial ownership and (ii) 30,375 shares of common stock issuable under options granted to Ms. Howard under the Incentive Plan and 3,375 shares of common stock issuable under options granted to Ms. Howard under the Non-Qualified Plan which are not exercisable within 60 days.

(8) Includes (i) 9,005 shares of common stock owned directly, (ii) 1,327 shares of common stock owned by Mr. Owen's spouse, (iii) 1,016 shares of common stock allocated to Mr. Owen's ESOP account and (iv) 29,125 shares of common stock issuable under options granted to Mr. Owen under the Incentive Plan which are exercisable within 60 days and (iv) 1,125 shares of common stock issuable under options granted to Mr. Owen under the Non-Qualified Plan which are exercisable within 60 days. Excludes 30,375 shares of common stock issuable under options granted to Mr. Owen under the Incentive Plan and 3,375 shares under the Non-Qualified Plan which are not exercisable within 60 days.

(9) Includes (i) options to purchase an aggregate of 373,525 shares of common stock issuable to certain executive officers under the Incentive Plan and Non-Qualified Plan which are exercisable within 60 days. Excludes the shares of common stock owned by the ESOP as to which Mr. Montgomery, Ms. Howard and Mr. Myers serve as trustees, except for an aggregate of 35,316 shares allocated to the respective ESOP accounts of our executive officers and (ii) options to purchase an aggregate of 189,675 shares of common stock issued to certain executive officers under the Incentive Plan and Non-Qualified Plan which are not exercisable within 60 days.

(10) Information with respect to Capital Group International, Inc. and its holdings of common stock is based on a Schedule 13G jointly filed by Capital Group International, Inc. and Capital Guardian Trust Company with the Securities and Exchange Commission on February 11, 2003. Based solely upon information in this Schedule 13G, Capital Group International, Inc. has sole voting power of 1,489,100 shares of such common stock and sole dispositive power of 2,007,350 shares of such common stock. Capital Guardian Trust Company is a wholly owned subsidiary of Capital Group International, Inc. The stated business address for both Capital Group International, Inc. and Capital Guardian Trust Company is 11100 Santa Monica Blvd, Los Angeles, California 90025.

(11) Information with respect to Dimensional Fund Advisors Inc. and its holdings of common stock is based on a Schedule 13G of Dimensional Fund Advisors Inc. filed with the Securities and Exchange Commission on February 10, 2003. The stated business address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(12) Information with respect to Keane Capital Management, Inc. and its holdings of common stock is based on a Schedule 13G of Keane Capital Management, Inc. filed with the Securities and Exchange Commission on March 31, 2003. The stated business address for Keane Capital Management, Inc. is 3420 Toringdon Way, Suite 350, Charlotte, North Carolina, 28277.

                             SOLICITATION OF PROXIES


      The cost of solicitation of proxies will be borne by us, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of the mails, proxies may be solicited by personal interviews or by telephone, telecommunications or other electronic means by our Directors, officers and employees at no additional compensation. Arrangements will be made with brokerage houses, banks and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                  OTHER MATTERS

      Our management does not presently know of any matters to be presented for consideration at the Annual Meeting other than the matters described in the Notice of Annual Meeting. However, if other matters are presented, the accompanying proxy confers upon the person or persons entitled to vote the shares represented by the proxy, discretionary authority to vote such shares in respect of any such other matter in accordance with their best judgment.


                                OTHER INFORMATION

      Ernst & Young LLP has been selected as our independent audit firm for the current fiscal year and has been the Company's independent audit firm for its most recent fiscal year ended March 31, 2003.

      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

      Effective April 1, 2003, we placed our directors and officers indemnification insurance coverage with the Great American Insurance Company, Liberty Mutual Insurance Company and One Beacon American Insurance Company for a term of one year at a cost of $503,400. Each of these insurance companies provides coverage of $5,000,000, for a total coverage of $15,000,000. This insurance provides coverage to our executive officers and directors individually where exposures exist for which we are unable to provide direct indemnification.

      WE WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED, ON THE WRITTEN REQUEST OF SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, FOR THE FISCAL YEAR ENDED MARCH 31, 2003, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO. Such written request should be directed to Columbus McKinnon Corporation, 140 John James Audubon Parkway, Amherst, New York 14228-1197, Attention: Robert L. Montgomery, Jr. Each such request must set forth a good faith representation that, as of June 27, 2003, the person making the request was a beneficial owner of securities entitled to vote at the Annual Meeting of Shareholders.

                             SHAREHOLDERS' PROPOSALS

      Proposals of shareholders intended to be presented at the 2004 Annual Meeting must be received by us by March 19, 2004 to be considered for inclusion in our Proxy Statement and form of proxy relating to that meeting. In addition, our by-laws require that notice of shareholder proposals and nominations for director be delivered to our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary of the Annual Meeting for the preceding year; provided, however, if the Annual Meeting is not scheduled to be held within a period commencing 30 days before such anniversary date and ending 30 days after such anniversary date, such shareholder notice shall be delivered by the later of (i) 60 days prior to the date of the Annual Meeting or
(ii) the tenth day following the date such Annual Meeting date is first publicly announced or disclosed. The date of the 2004 Annual Meeting has not yet been established. Nothing in this paragraph shall be deemed to require us to include in our Proxy Statement and proxy relating to the 2004 Annual Meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      The accompanying Notice and this Proxy Statement are sent by order of our Board of Directors.


                                                     LOIS H. DEMLER
                                                     Corporate Secretary


Dated:  July 25, 2003

                                   APPENDIX A

                          COLUMBUS MCKINNON CORPORATION
                                 (THE "COMPANY")

                             AUDIT COMMITTEE CHARTER


ORGANIZATION
------------

The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission, including financial literacy. At least one member of the Audit Committee shall be a financial expert as defined by the Commission. Audit committee members shall not simultaneously serve on the audit committees of more than two other public companies.

The members of the Audit Committee shall be appointed by the Board. Audit Committee members may be replaced by the Board.


STATEMENT OF POLICY AND RESPONSIBILITIES
----------------------------------------

The Audit  Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the Company's internal accounting and financial controls, (3) the independent auditor's qualifications and independence, (4) the performance of the Company's internal audit function and independent auditors, and (5) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to shareholder ratification). The Audit Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Audit Committee.

The Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.

The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

In discharging its oversight role, the Committee is authorized to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

PRINCIPAL FUNCTIONS
-------------------

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Committee will take appropriate action to set the overall Company "tone" for quality financial reporting, sound business risk practices, and ethical behavior. The following functions are set forth as a guide to be supplemented and carried out as the Committee deems necessary and appropriate.

The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for FINANCIAL STATEMENT AND DISCLOSURE
MATTERS:

   o Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

   o Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

   o Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies.

   o     Review and discuss reports from the independent auditors on:

                  (a) All critical accounting policies and practices to be used.

                  (b) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

                  (c) Other  material   written   communications   between   the
                  independent auditor and management, such as any management letter or schedule of unadjusted differences.

   o Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

   o Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

   o Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

   o Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

   o Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

   o The Committee shall review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year, as well as the independent auditor's report on management's assertion.

The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR MATTERS:

   o     Review and evaluate the lead partner of the independent auditor team.

   o Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

   o Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

   o Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participate in any capacity in the audit of the Company.

   o Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.


The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for COMPLIANCE OVERSIGHT RESPONSIBILITIES:

   o Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

   o Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

   o Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

   o Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports, which raise material issues regarding the Company's financial statements or accounting policies.

   o Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

   o Review and approve the report of the Internal Auditor's annual examination of the business expenditures of the Company's CEO and CFO.


LIMITATION OF AUDIT COMMITTEE'S ROLE
------------------------------------

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.


OTHER MATTERS
-------------

The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance.


MEETINGS
--------

The Audit Committee shall meet as often as it determines, but not less frequently than bi-annually. The Audit Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

                                   APPENDIX B


                          COLUMBUS MCKINNON CORPORATION
                                 (THE "COMPANY")

                  COMPENSATION AND SUCCESSION COMMITTEE CHARTER

ORGANIZATION
------------

This charter governs the operations of the Compensation and Succession Committee (the "Committee"). The Committee shall be appointed by the Board of Directors, with one member designated as Chairperson of the Committee, and shall comprise at least three directors, each of whom is independent of the Company, Company management, and other directors. Members of the Committee shall be considered independent if they have no relationship or attribute that may interfere with the exercise of their independence from the Company, Company management or other directors.


STATEMENT OF POLICY AND RESPONSIBILITIES
----------------------------------------

The Committee's basic responsibility with respect to COMPENSATION matters is to assure that the Chief Executive Officer ("CEO") and other executive officers of the Company are compensated effectively in a manner consistent with the compensation  strategy  of the  Company  (attached  hereto as  Exhibit  A).  The
Committee shall also produce an annual report on executive compensation for inclusion in the Company's proxy materials in order to communicate to shareholders the Company's compensation policies and the reasoning behind such policies as required by applicable rules and regulations.

The Committee's basic responsibility with respect to SUCCESSION matters is to assure that appropriate succession plans have been made and are currently valid with respect to all Company key management positions.


PRINCIPAL FUNCTIONS
-------------------

The following functions are set forth herein as a guide with the understanding that the Committee should supplement them as it deems appropriate.

The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for COMPENSATION matters:

   o Review and make recommendations to the Board of Directors with respect to the Company's compensation strategy (the "Compensation Strategy"), Exhibit A.

   o Review the list of peer companies to which the Company shall compare itself for compensation purposes.

   o In furtherance of the Compensation Strategy, (i) review and approve the Company's compensation goals and objectives, (ii) evaluate the performance of the Company's executive officers and other associates in light of those goals and objectives, and (iii) set comparison levels for the Company's executive officers and other associates based on such evaluations and on their respective contributions to the Company's growth, profitability, and financial well-being.

   o Based upon an annual performance evaluation of the CEO and the Chief Financial Officer ("CFO") and with reference to current comparable industry and company size survey information, review and establish the individual elements of total compensation for the CEO and CFO.

   o Based upon an annual performance evaluation of the executive officers of the Company other than the CEO and CFO and with reference to current comparable industry and company size survey information, review and approve the individual elements of total compensation as recommended by management for such officers.

   o Communicate in the annual Committee Report on Executive Compensation included in the Proxy Statement to shareholders those matters that are required by current applicable law.

   o Review and approve material changes to the Company's basic salary and wage structure, aggregate annual increases, and on-going administration of the compensation program consistent with the current compensation strategy.

   o Assure that the Company's annual incentive program and the long-term, equity-based incentive program are administered in a manner consistent with the Company's current compensation strategy as to participation, target annual incentive awards, Company financial goals, awards paid to Officers, and total funds reserved for payment under compensation plans.

   o     Review and  recommend for  consideration  by the Board of Directors all
         management   requested   grants  and  other  actions  with  respect  to
         restricted stock, stock options, and other equity-based compensation.

   o Review and recommend for consideration by the shareholders and/or the Board of Directors, as appropriate, all new equity-related incentive plans.

   o Review the Company's employee benefit programs and recommend material changes for consideration by the shareholders and/or the Board of Directors, as appropriate.

   o If appropriate, hire experts in the field of compensation to assist the Committee with its responsibilities.

   o Review annually for the CEO, CFO and other executive officers, (i) employment agreements, severance arrangements, and change in control agreements, where appropriate, and (ii) any special or supplemental benefits.

   o Such other responsibilities as may be assigned to the Committee, from time to time, by the Board of Directors or as designated in plan documents.

The following shall be the principal recurring processes of the Committee in carrying out its responsibilities for SUCCESSION matters.

   o Review and recommend for consideration by the Board of Directors, at least annually, the validity and acceptability of the specific
         Succession plans of the Company as they relate to the executive officers of the Company.

   o Review and recommend for consideration by the Board of Directors, at least annually, the process employed by the Company in preparing current Succession plans for all key management positions within the Company; provide assurance to the Board of Directors that the process is appropriate.


OTHER MATTERS
-------------

The Committee has full authority to engage the services of external resources, including compensation consultants, as deemed appropriate and necessary. The Committee shall also have the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

The Committee has full authority to form, and delegate specific responsibilities to, ad hoc sub-committees, as deemed appropriate, it being understood that the Committee shall retain primary responsibility therefore.

The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board of Directors.

The Committee shall annually review its own performance.


MEETINGS
--------

The Committee shall meet as often as necessary to perform its functions and to carry out its responsibilities. Meetings may be called by the Chairman of the Committee or by management of the Company. All meetings shall be held pursuant to the by-laws of the Company, and written minutes of each meeting will be filed with the Company records. Reports of the Committee meetings shall be made to the Board of Directors at its next regularly scheduled meeting.

                                                                       EXHIBIT A

                          COLUMBUS MCKINNON CORPORATION
                                 (THE "COMPANY")
                  COMPENSATION AND SUCCESSION COMMITTEE CHARTER
                          COMPANY COMPENSATION STRATEGY



OVERALL STRATEGIC OBJECTIVE
---------------------------

Align the compensation system of the Company with shareholder interests, the interests of other stakeholders, and the objectives of the Company by attracting, retaining, and motivating well-qualified people for all Company positions.


SPECIFIC OBJECTIVES
-------------------

   o     The  compensation  system  should  seek to achieve  fairness,  internal
         equity,   competitive  parity,  and  compliance  with  all  appropriate regulatory bodies.

   o The compensation system may include all elements - base pay, annual incentives, long-term equity based incentives, and employee benefits - as appropriate for the various responsibility levels within the Company.

   o Aggregate compensation should target median (50th percentile) levels compared with current comparable industry and company size survey information, as tempered by experience, performance, and individual circumstances.

   o The compensation system should provide a mix of current and long-term pay as appropriate for the various responsibility levels within the Company with reference to general practice as shown in applicable survey data as a guide.

   o The compensation system should provide an appropriate mix of fixed and variable pay as appropriate for the various responsibility levels within the Company with reference to general practice as shown in applicable survey data as a guide.

                                   APPENDIX C

                          COLUMBUS MCKINNON CORPORATION
                                 (THE "COMPANY")

              CORPORATE GOVERNANCE AND NOMINATION COMMITTEE CHARTER


ORGANIZATION
------------

This charter governs the operations of the Corporate Governance and Nomination Committee (the "Committee"). The Committee shall be appointed by the Board of Directors, with one member designated as Chairperson of the Committee, and shall comprise at least three directors, each of whom is independent of the Company, Company management, and other directors. Members of the Committee shall be considered independent if they have no relationship or attribute that may interfere with the exercise of their independence from the Company, Company management or other directors. The Board of Directors shall have the authority at any time to change the membership of the Committee and to fill vacancies in its membership, subject to such new member(s) satisfying the applicable independence requirements.


STATEMENT OF POLICY AND RESPONSIBILITIES
----------------------------------------

The Committee's basic responsibility with respect to CORPORATE GOVERNANCE matters is to oversee, develop, and review the policies and procedures that describe the Company's system of corporate governance, ascertain that such policies and procedures are consistent with the interests of the Company's shareholders and other relevant stakeholders, that they provide an adequate and appropriate level of corporate oversight consistent with best practices for a company of similar size and situation, and ascertain that such governance policies and principles are complied with by the directors, officers, and employees of the Company.

The Committee's basic responsibility with respect to NOMINATION matters is to assure that the composition of the Board of Directors includes:

     o  appropriate breadth, depth and diversity of experience and capabilities,
     o  an appropriate number and proportion of independent directors,
     o  sufficient accounting and financial expertise, and
     o other characteristics appropriate for the current and anticipated future needs and business of the Company.


PRINCIPAL FUNCTIONS
-------------------

The following functions are set forth herein as a guide with the understanding that the Committee should supplement them as it deems appropriate.

The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for CORPORATE GOVERNANCE matters:

   o Through direct knowledge and with the assistance of appropriate external sources maintain a current understanding and knowledge of legal, regulatory, and relevant best practices corporate governance developments and principles.

   o Conduct an annual review (more frequently as circumstance indicate) of the "Board of Directors General Governance Policy," and recommend changes for consideration by the Board of Directors.

   o On an ongoing basis, oversee an evaluation of the composition, organization, and governance of the Board and its Committees as related to current and anticipated future requirements.

   o Through its own efforts and observations, coordination with other directors and committees of the Board of Directors, surveys of Company management, reviews of the findings of the Internal and Independent Auditors, and such other sources as deemed appropriate, monitor compliance with Company's system of corporate governance.

   o On an ongoing basis, oversee, review, and reassess the Company's code of ethics and corporate governance guidelines and procedures, and recommend any proposed changes to the Board of Directors.

The following shall be the principal recurring functions of the Committee in carrying out its responsibilities for NOMINATION matters

   o Review annually the breadth, depth and diversity of experience and capabilities and performance of the membership of the Board of Directors; the number and proportion of members who are independent of the Company, Company management and other Directors; appropriate financial and accounting expertise; and other characteristics deemed to be appropriate for the current and anticipated future needs and business of the Company, such as age, business experience, education, reputation, title and responsibilities of current position, availability, and track record; and recommend appropriate action for consideration by the Board of Directors.

   o Develop qualification criteria for Directors, carry out appropriate investigation of, and interview, candidates for membership on the Board of Directors as recommended by the Committee, the Chairman, the CEO and/or others as designated by the Board of Directors, advise the Board of Directors of the Committee's findings, and recommend to the Board of Directors the appropriate action with respect to each prospective member's candidacy.


OTHER MATTERS
-------------

The Committee has full authority to engage the services of external resources, including executive search firms, as deemed appropriate and necessary. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting, or other advisors.

The Committee has full authority to form, and delegate specific responsibilities to, ad hoc sub-committees, as deemed appropriate, it being understood that the Committee shall retain primary responsibility therefore.

The Committee shall review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board of Directors.

The Committee shall annually review its own performance.


MEETINGS
--------

The Committee shall meet as often as necessary to perform its functions and to carry out its responsibilities. Meetings may be called by the Chairman of the Committee or by management of the Company. All meetings shall be held pursuant to the by-laws of the Company, and written minutes of each meeting will be filed with the Company records. Reports of the Committee meetings shall be made to the Board of Directors at its next regularly scheduled meeting.

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          COLUMBUS MCKINNON CORPORATION

                                 August 18, 2003

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS
                            --------------------     --------------------

                                      PROXY
                          COLUMBUS MCKINNON CORPORATION
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 18, 2003
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints TIMOTHY T. TEVENS and ROBERT L. MONTGOMERY, JR. and each or any of them, attorneys and proxies, with full power of substitution, to vote at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 18, 2003 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous proxies, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

1. ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below      |_|  WITHHOLD AUTHORITY to vote
          (except as marked to the                for all nominees listed below
           contrary  below)

          HERBERT P. LADDS, JR.
          TIMOTHY T. TEVENS
          ROBERT L. MONTGOMERY, JR.
          CARLOS PASCUAL
          RICHARD H. FLEMING
          ERNEST R. VEREBELYI
          WALLACE W. CREEK


Instruction: To withhold authority to vote for any individual nominee mark "FOR" all nominees above and write the name(s) of that nominee(s) with respect to whom you wish to withhold authority to vote here:

                                                ----------------------------

                                                ----------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1.

Dated:  ______________, 2003
                                                ----------------------------
                                                Signature

                                                ----------------------------
                                                Signature if held jointly

                               Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign a partnership name by authorized person. PLEASE SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                        ANNUAL MEETING OF SHAREHOLDERS OF


                          COLUMBUS MCKINNON CORPORATION

                                 August 18, 2003

                                      ESOP

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
PLEASE DATE, SIGN AND MAIL YOUR ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET
-------------------
PLEASE ACCESS THE WEB PAGE AT WWW.VOTEPROXY.COM AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.



YOUR CONTROL NUMBER IS
                            --------------------     --------------------

                          COLUMBUS MCKINNON CORPORATION
                          EMPLOYEE STOCK OWNERSHIP PLAN
           VOTING INSTRUCTION CARD FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 18, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The Trustees of the Columbus McKinnon Corporation Employee Stock Ownership Plan (the "ESOP") are hereby authorized to represent and to vote as designated herein the shares of the undersigned held under the ESOP at the Annual Meeting of Shareholders of COLUMBUS McKINNON CORPORATION (the "Company") to be held at the Company's corporate offices at 140 John James Audubon Parkway, Amherst, New York, on August 18, 2003 at 10:00 a.m., local time, and any adjournment(s) thereof revoking all previous voting instructions, with all powers the undersigned would possess if present, to act upon the following matters and upon such other business as may properly come before the meeting or any adjournment(s) thereof.

           THE TRUSTEES MAKE NO RECOMMENDATION WITH RESPECT TO VOTING
                          YOUR ESOP SHARES ON ANY ITEMS

1. ELECTION OF DIRECTORS:

     |_|  FOR all nominees listed below      |_|  WITHHOLD  AUTHORITY  to vote
          (except as marked to the            for all nominees listed below
           contrary  below)

          HERBERT P. LADDS, JR.
          TIMOTHY T. TEVENS
          ROBERT L. MONTGOMERY, JR.
          CARLOS PASCUAL
          RICHARD H. FLEMING
          ERNEST R. VEREBELYI
          WALLACE W. CREEK


Instruction: To withhold authority to vote for any individual nominee mark "FOR" all nominees above and write the name(s) of that nominee(s) with respect to whom you wish to withhold authority to vote here:

                                                ----------------------------

                                                ----------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED , THIS VOTING INSTRUCTION WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE TRUSTEES WILL VOTE ANY ALLOCATED ESOP SHARES "FOR" PROPOSAL NO. 1.

Dated:  _______________, 2003
                                                ----------------------------
                                                Signature

                           Please sign exactly as name appears. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. PLEASE SIGN, DATE AND MAIL THE VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.